Exhibit 99.1

Secured Digital Announces Second Quarter 2008 Financial Results

Net Income for Six Month Period Ended 6/30/08 up by 72%

NEW YORK--(BUSINESS WIRE)--Secured Digital Applications, Inc. (OTCBB:SDGL), a provider of mobile communication, outsourced business and information technology consulting services announced today that the Company posted record revenues of $29 million for the first six months of 2008, up 37% from the first six months of the same period in 2007.

In its quarterly report filed with the U.S. Securities and Exchange Commission yesterday, the Company reported that its net income of $1,137,688 for the six month period ended June 30, 2008 has exceeded the six month period ended June 30, 2007 by $477,815 or 72%. Revenue for the second quarter was $14.7 million, up 34% from the same period in 2007, primarily as a result of increased acceptance for the Company’s outsourced business and information technology consulting services.

The Company said that its gross profit margin has also improved from 7.4% for the six month period ended June 30, 2007 to 8.4% for the six month period ended June 30, 2008.

	Second Quarter June 30, 2008	Second Quarter June 30, 2007	Difference

Revenue	$14,709,762	$11,010,210	34%
Cost of revenues	$13,507,830	$10,120,187	33%
Gross Profit	$1,201,932	$890,023	35%
Income before income taxes and minority interest	$607,014	$495,331	23%
Net Income	$438,232	$348,773	26%

"During the second quarter, we implemented several key strategies to enhance our portfolio of capabilities and reinforced our position as a leading provider of mobile communication, outsourced business and information technology consulting services,” said Patrick Lim, Chairman and CEO of Secured Digital. “Going forward, we will leverage on our existing core skill to produce mobile advertising content that will further contribute to the Company’s revenue growth.”

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, outsourced business and information technology consulting services. The Company’s business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services; and sale of smarthome and biometric security solutions. The second division is focused on Bluetooth, Global Positioning System and Radio Frequency Identification enabled applications. The Company’s media production includes content for television, the Internet and multimedia presentations. The target market for the Company’s products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

CONTACT:
Secured Digital Applications Inc.
Elwayne Hafen, 303-693-0072
ehafen@digitalapps.net